Exhibit (a)(3)

Delaware              PAGE 1
The First State

I,  JEFFREY W.   BULLOCK,  SECRETARY OF STATE OF THE STATE OF DELAWARE,  DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "PARAMOUNT ACCESS FUND",  FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D.  2011, AT 1:59 O'CLOCK P.M.

4975105 8100 110467580 You may verify this certificate online at corp. delaware. gov/authver. shtml	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8725633 DATE: 04-28-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:07 PM 04/28/2011
FILED 01:59 PM 04/28/2011
SRV 110467580 - 4975105 FILE

STATE of DELAWARE
CERTIFICATE of TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

• First: The name of the trust is	Paramount Access Fund

• Second: The name and address of the Delaware trustee is

VCORP TRUST SERVICES, LLC 1811 SILVERSIDE ROAD WILMINGTON DE 19810- County of New Castle

• Third: (Insert any other information the trustees determine to include therein.)

By:	/s/ Ed Butowsky
Trustee(s)

Name:	Ed Butowsky
Typed or Printed